Exhibit 99.1

Bruker announces the addition of Diagnostics Industry leader
Jack Phillips to its Board of Directors as of January 2026

BILLERICA, Massachusetts - December 8, 2025 – Bruker Corporation (Nasdaq: BRKR) today announced that its Board of Directors has added Jack J. Phillips to serve on its board of directors, effective as of January 1st, 2026. Mr. Phillips is a senior healthcare industry executive with over 30 years of leadership experience in the diagnostics industry.

Frank H. Laukien, chairman, president and CEO of Bruker Corporation, stated: “Bruker is delighted to add Jack to our board of directors. His broad and deep diagnostics experience, strategic acumen and market development experience will be very valuable to Bruker and our board. I admire Jack’s proven ability to translate scientific innovations into clinical impact for patient benefit and to accelerate profitable business growth in diagnostics. Jack’s addition to our board is timely, as we broaden our infectious disease diagnostics portfolio, and increasingly leverage our unique disease biology research tools for opportunities in specialty diagnostics.”

Jack Phillips served as President & CEO of Accelerate Diagnostics from 2020-2025, pioneering rapid antibiotic susceptibility testing (AST) technology for hospitals and infectious disease doctors combating serious bacterial infections, life-threatening sepsis and antibiotic resistance.

Previously, Jack was President & CEO of Roche Diagnostics North America from 2010-2020, where he led the portfolio across clinical chemistry, immunodiagnostics, as well as molecular, tissue and point-of-care diagnostics, and digital pathology, all further strengthening Roche’s leadership position in the global in vitro diagnostics (IVD) industry.

From 1999-2010, Jack was Senior VP and General Manager, North America, for Ventana Medical Systems, helping establish tissue and companion diagnostics as standards of care. His career has centered on advancing innovation to clinical translation for patient benefit and business impact through strategy, market development and operational excellence. Jack serves on the Board of Trustees of Tucson Medical Center, and he previously was a board member of AdvaMedDx. He holds a B.S. in Marketing from Northern Kentucky University.

“It’s a great honor to join the Board of Directors at Bruker Corporation, a company with an entrepreneurial culture and a unique dedication to innovation and translation that I really admire.” said Mr. Phillips. “Throughout my career, I’ve seen diagnostics not as siloed technologies, but as a connected ecosystem that turns biological insight into clinical and economic impact, and I look forward to bringing that experience and vision to Bruker.”

About Bruker Corporation – Leader of the Post-Genomic Era

Bruker is enabling scientists and engineers to make breakthrough post-genomic discoveries and develop new applications that improve the quality of human life. Bruker’s high performance scientific instruments and high value analytical and diagnostic solutions enable scientists to explore life and materials at molecular, cellular, and microscopic levels. In close cooperation with our customers, Bruker is enabling innovation, improved productivity, and customer success in post-genomic life science molecular and cell biology research, in applied and biopharma applications, in microscopy and nanoanalysis, as well as in industrial and cleantech research, and next-gen semiconductor metrology in support of AI. Bruker offers differentiated, high value life science and diagnostics systems and solutions in preclinical imaging, clinical phenomics research, proteomics and multiomics, spatial and single-cell biology, functional structural and condensate biology, as well as in clinical microbiology and molecular diagnostics.For more information, please visit www.bruker.com.

Forward-Looking Statements

Any statements contained in this press release which do not describe historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Any forward-looking statements contained herein are based on current expectations, but are subject to risks and uncertainties that could cause actual results to differ materially from those indicated, including, but not limited to, those risk factors discussed from time to time in our filings with the Securities and Exchange Commission, or SEC. These and other factors are identified and described in more detail in our filings with the SEC, including, without limitation, our annual report on Form 10-K for the year ended December 31, 2024, as may be updated by our quarterly reports on Form 10-Q. We expressly disclaim any intent or obligation to update these forward-looking statements other than as required by law.

Investor Contact:
Joe Kostka
Director, Investor Relations
Bruker Corporation
T: +1 (978) 313-5800
E: Investor.Relations@bruker.com